Exhibit 10.1

Presbia PLC

Restricted Share Unit Grant Notice

Presbia PLC (the “Company”), pursuant to the Presbia PLC Incentive Plan (the “Plan”), hereby grants to the grantee listed below (the “Grantee”) an Award of Restricted Share Units for the number of Ordinary Shares of the Company, par value U.S. $0.001 (the “Ordinary Shares”), set forth below. The Restricted Share Units are subject to all of the terms and conditions set forth herein and in the Restricted Share Unit Agreement attached hereto as Exhibit A (the “Restricted Share Unit Agreement”) and the Plan attached hereto as Exhibit B, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Share Unit Grant Notice (the “Grant Notice”).

Grantee’s Name:

Grant Date:

Expiration Date:    The Trading Day (as defined below) that occurs coincident with or, if not a Trading Day, the Trading Day next following, the seven-year anniversary of the Grant Date.

Total Number of Restricted Share Units:

Vesting Schedule:    The Restricted Share Units shall vest as to:

(i)	20% of the Restricted Share Units if and when the Twenty Consecutive Day Trading Price is at least $10.00,

(ii)	20% of the Restricted Share Units if and when the Twenty Consecutive Day Trading Price is at least $15.00,

(iii)	20% of the Restricted Share Units if and when the Twenty Consecutive Day Trading Price is at least $20.00,

(iv)	20% of the Restricted Share Units if and when the Twenty Consecutive Day Trading Price is at least $25.00, and

(v)	20% of the Restricted Share Units if and when the Twenty Consecutive Day Trading Price is at least $30.00.

For purposes of the foregoing, the “Twenty Consecutive Day Trading Price” means the closing price of an Ordinary Share on the NASDAQ Global Market as reported in The Wall Street Journal for any twenty (20) consecutive Trading Days (as defined below), during the period commencing with the twentieth Trading Day preceding the one-year anniversary of the Grant Date and ending on the Expiration Date. A “Trading Day” shall mean any day that the NASDAQ Global Market is open for trading. For avoidance of doubt, the Restricted Share Units shall vest cumulatively based on the Twenty Consecutive Day Trading Price achieved. For example, if the Twenty Consecutive Day Trading Price increases from $8.00 to $21.00, all Restricted Share Units that are scheduled to be vested at each of the Twenty Consecutive Day Trading Price thresholds of $10.00, $15.00 and $20.00 (as per the vesting schedule above) shall be vested.

Notwithstanding anything contained herein to the contrary, (i) in the event that a “Change of Control” (as defined in the Plan) occurs on or prior to the earlier of the date of the Grantee’s Termination of Employment or the Expiration Date, then all of the Grantee’s Restricted Share Units shall become immediately vested, and (ii) in no event shall any Restricted Share Units vest following the earlier of the Grantee’s Termination of Employment or the Expiration Date.

By the Grantee’s signature below, the Grantee agrees to be bound by the terms and conditions of the Plan, the Restricted Share Unit Agreement and this Grant Notice. The Grantee has reviewed the Restricted Share Unit Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Share Unit Agreement and the Plan. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under or relating to the Plan, this Grant Notice or the Restricted Share Unit Agreement.

Presbia PLC	Grantee

By

Title:

Attachments: Restricted Share Unit Agreement (Exhibit A) and Stock Plan (Exhibit B).

Exhibit A

Presbia PLC

Restricted Share Unit Agreement

This is a Restricted Share Unit Agreement (the “Agreement”) between Presbia PLC (the “Company”) and the individual who has executed this Agreement above the signature line “Signature of Grantee” (the “Grantee”). This Agreement is made pursuant to the Presbia PLC Incentive Plan (the “Plan”). Capitalized terms used but not defined in this Agreement have the same definitions ascribed to such terms in the Plan.

Terms and Conditions

The Company and the Grantee agree as follows:

1.         Grant. The Company hereby grants the Grantee the number of Restricted Share Units set forth in the Restricted Share Unit Grant Notice to which this Agreement is attached (the “Grant Notice”), subject to the terms and conditions set forth in this Agreement and the provisions of the Plan. Each Restricted Share Unit represents the right to receive one Ordinary Share of the Company, par value U.S. $0.001 (an “Ordinary Share”), subject to the terms and conditions hereof.

2.         Vesting. Except as otherwise provided in this Agreement or the Plan, each Restricted Share Unit shall become vested in accordance with the vesting schedule set forth in the Grant Notice; provided, however, that, subject to the provisions of the Plan, no Restricted Share Units shall vest following the earlier of the Grantee’s Termination of Employment or the Expiration Date set forth in the Grant Notice. For each Restricted Share Unit that becomes vested in accordance with this Agreement, the Company shall issue and deliver to Grantee, on or within twenty (20) business days after becoming vested, one Ordinary Share; provided, however, that no Ordinary Shares shall be issued to Grantee unless and until Grantee has paid the Company an amount equal to the cumulative par value of such Ordinary Shares. Grantee may pay such cumulative par value by such means as the Company may permit or require, including without limitation by cash or check, or by withholding from other wages or payments due Grantee. To the extent permitted by law, the Company may accept payment of such cumulative par value on behalf of Grantee by a subsidiary of the Company.

3.         Dividend Equivalent Units. If and to the extent that the Company pays a cash dividend with respect to Ordinary Shares, Grantee shall be credited with an additional number of Restricted Share Units (“Dividend Equivalent Units”), including a fractional Dividend Equivalent Unit if applicable, equal to (i) the amount of such dividends as would have been paid with respect to Grantee’s outstanding Restricted Share Units on the record date of such dividend (the “record date”) had each such outstanding Restricted Share Unit been an outstanding Ordinary Share on such record date, divided by (ii) the closing price of an Ordinary Share on such record date. Dividend Equivalent Units shall be subject to the same vesting terms and conditions as the Restricted Share Units to which they relate.

4.         Forfeiture. Any Restricted Share Units that have not vested as of the earlier of the Grantee’s Termination of Employment for any reason or the Expiration Date set forth in the Grant Notice shall thereupon be forfeited by the Grantee.

5.         Limitation on Issuances of Ordinary Shares. Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, in no event shall Ordinary Shares be issued hereunder (even if vesting under Section 2 occurs) if and to the extent that such issuance could, in the good faith determination of the Board of Directors or the Committee, reasonably cause or result in a Rule 9 mandatory takeover under the Irish Takeover Panel Act 1977 (as amended) and the related Irish takeover rules (the “ITP Rules”). To the extent that the number of Ordinary Shares which would be issued hereunder upon vesting of Restricted Share Units are reduced or limited pursuant to the preceding sentence, such Restricted Share Units shall be forfeited and canceled. To the extent that any reduction and cancellation of Restricted Share Units is effected pursuant to this Section 6, the Committee shall endeavor to effect such forfeiture and cancellation on a proportionate basis with all other Restricted Stock Unit grant recipients who are similarly affected by the application of the ITP Rules.

6.         No Rights as Stockholder. The Grantee shall not be entitled to any of the rights of a stockholder with respect to any Ordinary Shares that may be acquired following vesting of a Restricted Share Unit unless and until such Ordinary Shares are issued and delivered to the Grantee. Without limitation of the foregoing, the Grantee shall not have the right to vote any Ordinary Shares to which a Restricted Share Unit relates and shall not be entitled to receive any dividend attributable to such Ordinary Shares for any period prior to the issuance and delivery of such Ordinary Shares to the Grantee (but the Grantee shall have dividend equivalent rights as provided in Section 3 above).

7.         Transfer Restrictions. Neither this Agreement nor the Restricted Share Units may be sold, assigned, pledged or otherwise transferred or encumbered without the prior written consent of the Committee.

8.         Securities Matters. Notwithstanding anything contained herein to the contrary, the Company’s obligation hereunder to issue or deliver certificates evidencing Ordinary Shares shall be subject to the terms of all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. In addition, neither Grantee nor any other person shall be entitled to require the Company to deliver a certificate evidencing Ordinary Shares. Regardless of whether the offering and issuance of Ordinary Shares pursuant to this Agreement and the Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”) or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Ordinary Shares (including the placement of appropriate legends on share certificates or other evidence of title or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary in order to achieve compliance with the Securities Act or the securities laws of any state or any other law.

9.         Investment Purpose. The Grantee represents and warrants that unless the Ordinary Shares issued pursuant to this Agreement are registered under the Securities Act, any and all Ordinary Shares acquired by the Grantee under this Agreement will be acquired for investment for the Grantee’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Ordinary Shares within the meaning of the Securities Act. The Grantee agrees not to sell, transfer or otherwise dispose of such shares unless they are either (i) registered under the Securties Act and all applicable state securities laws, or (ii) exempt from such registration in the opinion of Company counsel.

10.         Lock-Up Agreement. The Grantee, in the event that any Ordinary Shares which become deliverable to Grantee with respect to Restricted Share Units at a time during which any directors or officers of the Company have agreed with one or more underwriters not to sell securities of the Company, shall enter into an agreement, in form and substance satisfactory to the Company, pursuant to which the Grantee shall agree to restrictions on transferability of the Ordinary Shares comparable to the restrictions agreed upon by such directors or officers of the Company.

11.         Tax Withholding. The Grantee acknowledges the tax withholding requirements described in Section 9.4 of the Plan. No Ordinary Shares shall be issued with respect to Restricted Share Units unless and until satisfactory arrangements acceptable to the Company have been made by the Grantee with respect to the payment of any income and other taxes which the Company determines must be withheld or collected with respect to the Restricted Share Units. To the extent that this Agreement and the grant of Restricted Share Units hereunder are or become subject to the provisions of Section 409A of the Code, the Company may amend or modify this Agreement as appropriate to maintain compliance with the provisions of Section 409A of the Code.

12.         No Right to Continued Employment or Service. The Grantee acknowledges the provisions set forth in Section 4.2 of the Plan.

13.         The Plan Controls. This Agreement does not undertake to express all conditions, terms and provisions of the Plan. The grant of Restricted Share Units and issuance of Ordinary Shares following vesting of Restricted Share Units is subject in all respects to all of the requirements (including, without limitation, tax withholding), restrictions, limitations and other terms and provisions of the Plan, which, by this reference, are incorporated herein to the same extent as if copied verbatim. The Plan and this Agreement constitute the entire Agreement with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and except as provided in the Plan or in this Agreement, may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. This Agreement will be governed by and construed in accordance with the Plan. If any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement occurs, the provisions of the Plan will be controlling and determinative.

14.         Severability. If any one or more of the provisions contained in this Agreement or the Grant Notice are invalid, illegal or unenforceable, the other provisions of this Agreement or the Grant Notice, as the case may be, will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

15.         Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Grantee and their respective successors, permitted assigns, heirs, beneficiaries and representatives.

16.         Notices. Notices and communications under this Agreement must be in writing and delivered personally, by overnight courier, or by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

Presbia PLC
8845 Irvine Center Drive, Suite 100
Irvine, CA 92618

or any other address designated by the Company in a written notice to the Grantee. Notices to the Grantee will be directed to the address of the Grantee then currently on file with the Company, or at any other address given by the Grantee in a written notice to the Company.

Presbia PLC

By

Signature of Grantee